UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 1, 2014
(Date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    C. Douglas Johnson, Vice President and Controller (Principal Accounting Officer), has announced he will retire from the Company effective January 1, 2015.

(c)    In connection with the retirement of Mr. Johnson, the Board of Directors has elected Chukwuemeka A. Oyolu as Assistant Controller, effective October 1, 2014. Mr. Oyolu has also been elected to replace Mr. Johnson and become the Vice President and Controller and designated as the Principal Accounting Officer, each effective December 1, 2014. Mr. Oyolu is a Fellow of the Institute of Chartered Accountants of Nigeria, an Associate of the Chartered Institute of Taxation of Nigeria, and earned an MBA from Rice University. He most recently has served as the General Manager, Planning and Optimization for the Company.

Mr. Oyolu, 45, was the General Manager, Finance for Refining, Marketing and Transportation from May 2012 until February 2014 when he became General Manager, Planning and Optimization. Previously, Mr. Oyolu worked for ConocoPhillips as Manager, Downstream Finance, from 2009 until April 2012, and Manager, Financial Reporting, Exploration and Production, from 2007 to 2009.

Mr. Oyolu has no family relationship with any of the members of our Board of Directors or any of our officers. Mr. Oyolu does not have an employment agreement with the Company. Mr. Oyolu is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: October 6, 2014	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President, Legal, General Counsel and Corporate Secretary